Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Medical Resources, Inc. for the registration of 4,600,000 shares of common stock and to the incorporation by reference therein of our report dated February 29, 1996, with respect to the consolidated financial statements and schedule of Medical Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission. We also consent to the use of our report dated February 29, 1996, with respect to the consolidated financial statements of Medical Resources, Inc. included in the Registration Statement (Form S-3) and related Prospectus of Medical Resources, Inc. mentioned above. We also consent to the incorporation by reference therein of our report dated January 29, 1996, with respect to the financial statements of Nurse Care Plus, Inc. included in the Company's Current Report (Form 8-K/A) dated July 19, 1996, filed with the Securities and Exchange Commission.



/s/ Ernst & Young, LLP
Tampa, Florida
September 25, 1996